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                                                                    Exhibit 23.2

Consent of Independent Certified Public Accountants

Board of Directors
Chipcards, Inc.
fka:  American Pacific Technology Corporation
San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2001, except for Note 13 which is as of May 11, 2001, relating to the consolidated financial statements of Chipcards, Inc., which is contained in that Prospectus

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
San Francisco, California

May 11, 2001